Exhibit 99.1

                                                            [LOGO OF U.STORE.IT]

 U-Store-It Trust Announces Fourth Quarter and Full Year 2004 Financial Results

    CLEVELAND, March 14 /PRNewswire-FirstCall/ -- U-Store-It Trust (the "Company") (NYSE: YSI), a self-administered and self-managed real estate investment trust focused primarily on self-storage facilities, announced today results for the three and twelve months ended December 31, 2004.

    U-Store-It Trust was formed on October 21, 2004 in conjunction with a series of transactions leading to the completion of its initial public offering. Financial statements and exhibits incorporated into this release include the results of the Company since its formation on October 21, 2004 through December 31, 2004, and Acquiport/Amsdell, the Company's predecessor, ("the Predecessor") prior to October 21, 2004. Internally, the Company uses combined reporting to evaluate its operating performance and believes that this presentation will provide investors with additional insight into its financial results. At December 31, 2004 and 2003, the Company/Predecessor owned interests in 201 and 155 self-storage facilities, respectively.

    Robert J. Amsdell, Chairman and Chief Executive Officer, said, "We are pleased with our performance for the fourth quarter. We demonstrated our ability to execute on our acquisition strategy and produced strong sequential revenue growth. Our plan for 2005 is to seamlessly integrate recent acquisitions into our operating platform, and make improvements that will drive increased performance at these self-storage facilities. We believe we are in an excellent position to execute on this integration strategy as well as continue to acquire additional facilities in existing and new markets."

    Financial and Operating Results

    Combined total revenues for the three months ended December 31, 2004 increased 32.4% to $27.6 million, compared to total revenues of $20.8 million for the Predecessor for the same period in 2003. The combined revenues increased primarily due to the acquisition of 46 facilities acquired in connection with the closing of the initial public offering. Combined net loss for the fourth quarter 2004 was $31.9 million, compared to net income of $5.3 million for the Predecessor for the same period in 2003. The decrease in net income for the three months ended December 31, 2004 was primarily attributable to the initial public offering ("IPO") formation transactions, including a $22.2 million charge related to the acquisition of the management company, $7.0 million of expenses related to the early extinguishment of debt at the time of the IPO and a $2.4 million charge for executive share compensation. The change in capital structure in 2004 also provided for a higher amount of outstanding debt, increasing interest expense and higher loan procurement costs. Fourth quarter 2004 average occupancy for the total portfolio was 84.0%. Net loss applicable to common shareholders from the Company's formation on October 21, 2004 to December 31, 2004 was $29.9 million or $0.80 per basic and diluted share.

    The weighted average number of shares outstanding for the period from October 21, 2004 through December 31, 2004 was 37,477,920.

    Combined total revenues for the twelve months ended December 31, 2004 increased 13.4% to $91.6 million, compared to total revenues of $80.8 million for the Predecessor for the same period in 2003. Combined net loss for the twelve months ended December 31, 2004 was $32.3 million, compared to net income of $16.2 million for the same period in 2003. The decrease in net income for the twelve months ended December 31, 2004 was primarily attributable to the IPO formation transactions, including a $22.2 million charge related to the acquisition of the management company, $7.0 million of expenses related to the early extinguishment of debt at the time of the IPO and a $2.4 million charge for executive share compensation.

    The change in capital structure in 2004 also provided for a higher amount of outstanding debt, increasing interest expense and higher loan procurement costs. The Company increased its debt outstanding in the second quarter of 2004 with a term loan that was part of the Company's pre-IPO formation transactions. This term loan was repaid at the time of the IPO. The Company does not believe that these historical financial results are comparable to the future operating results of the Company since they include various offering-related charges.

    Property Operations

    Combined total same-store revenues for the three months ended December 31, 2004 reflecting a portfolio of 142 facilities, increased from $19.2 million to $20.7 million, an increase of $1.5 million, or 7.7%. Approximately $0.9 million (4.4%) of this increase was attributable to increased occupancy and $0.6 million (3.3%) of this increase was attributable to increased rental rates. Same-store expenses for the three months ended December 31, 2004 increased $1.2 million, or 17.3%, for the quarter. The quarterly increase in same-store property operating expense was due to increased payroll expenses caused primarily by an increase in the number of personnel and related costs, including facility managers, higher compensation costs for performance incentives, district managers hired during the year to fill previously vacant job positions, and lengthening the operating hours at some of the facilities.

    Same store revenues for the year ended December 31, 2004 increased from $74.7 million to $79.4 million, an increase of $4.7 million, or 6.4%. Approximately $2.1 million (2.9%) of this increase was attributable to increased occupancy and $2.6 million (3.5%) of this increase is attributable to increased rents. Same-store expenses increased $3.7 million, or 14.5%, for the year due to increased payroll expenses caused primarily by an increase in the number of personnel and related costs, including facility managers, higher compensation costs for performance incentives, district managers hired during the year to fill previously vacant job positions, and lengthening the operating hours at some of the facilities. Other same-store operating costs also increased primarily due to costs incurred in connection with changes in the Company's logo, higher computer costs and bad debt expense.

    Same-store portfolio is defined to consist of only those facilities owned at the beginning and at the end of the applicable periods presented and had occupancy of at least 70% as of the first day of such periods. The Company considers the following same-store presentation to be useful to investors in evaluating its performance because it provides information relating to changes in facility-level operating performance without taking into account the effects of acquisitions, developments or dispositions. The following table sets forth operating data for the same-store portfolio for the periods presented.

Same-Store Sales ($ in Thousands)

                            Three months ended          Year Ended
                                December 31,            December 31,
                          ----------------------- ------------------------
                                              %                        %
                           2004     2003   Change   2004     2003   Change
                          -------  ------- ------ -------  -------  ------
 Same-store total
  revenues                $20,663  $19,177   7.7  $79,403  $74,661     6.4
 Same-store property
  operating expenses        7,914    6,749  17.3   29,085   25,410    14.5

 Non same-store total
  revenues                  6,933    1,661         12,205    6,153
 Non same-store property
  operating expenses        4,188      822          6,581    2,686

 Total revenues            27,596   20,838         91,608   80,814
 Total property
  operating expenses       12,102    7,571         35,666   28,096

 Number of facilities
  included in same-store
  analysis                    142                     142

    Funds from Operations ("FFO")

    FFO for the period from October 21, 2004 through December 31, 2004 was ($0.65) per share. Due to the timing of the IPO and the acquisitions, the quarterly results are not reflective of the Company as it exists today or on a going-forward basis. FFO, adjusted for the IPO transactions was $0.17 per share. A reconciliation of net income to FFO and FFO, as adjusted is provided in the financial statement section of this press release.

    The Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States ("GAAP"). The Company believes that FFO is useful to investors because it is a widely recognized measure of the performance of real estate investment trusts and provides a relevant basis for comparison among REITs.

    Acquisition Activities

    During the fourth quarter of 2004, in connection with the completion of its initial public offering, the Company increased the number of facilities owned and managed to 201 by completing the acquisitions of the following facilities:

     * Metro Storage portfolio (42 self-storage facilities located in five states, Illinois, Indiana, Florida, Ohio and Wisconsin) for a purchase price of $184.0 million;

     * Devon facilities (two self-storage facilities located in Bradenton, FL and West Palm Beach, FL) for a purchase price of $18.2 million;

     * Self-Storage Zone facility (located in California, MD) for purchase price of $5.7 million; and
     * Federal Self Storage facility (located in Dania Beach, FL) for a purchase price of $13.9 million.

    During the first quarter of 2005, the Company increased the number of facilities owned and managed to 207 by completing the acquisition and consolidation of the following facilities:

     * An option facility from Rising Tide Development (located in San Bernardino, CA) for a purchase price of $7.3 million;

     * Self-Storage Zone facility (located in Gaithersburg, MD) for a purchase price of $10.7 million, including the assumption of $6.4 million of indebtedness;

     * The acquisition of 5 self-storage facilities operated under the Ford Storage brand for $15.5 million; and

     * The consolidation as of January 1, 2005 of its two Vero Beach facilities into one facility.

    On March 3, 2005, the Company announced its entrance into a series of definitive agreements to acquire 94 self-storage facilities consisting of 4.9 million rentable square feet for an aggregate purchase price of $294.0 million. The acquisitions are comprised of several transactions:

     * The acquisition of 67 self-storage facilities from National Self Storage for $217.0 million;

     * As previously disclosed in connection with its initial public offering, the contract to acquire 18 self-storage facilities for $34.0 million from Liberty Self-Stor Ltd., a subsidiary of Liberty Self-Stor, Inc.;

     * The agreement to purchase 6 self-storage facilities from A-1 Self Storage for $28.1 million; and

     * An agreement to acquire 3 facilities for an aggregate purchase price of $14.9 million.

    Dividend and Other Matters

    On February 22, 2005 the Company's Board of Trustees declared a quarterly dividend of $0.28 per common share for the period ending March 31, 2005. The dividend is payable on April 25, 2005 to common shareholders of record on April 11, 2005.

    The Company expects to file its Form 10-K for 2004 on or before March 31, 2005.

    Conference Call

    Management will host a conference call at 11:00 a.m., ET on March 14, 2005, to discuss fourth quarter and full year 2004 financial results and provide financial guidance for 2005. A live webcast of the conference call will be available online from the investor relations page of the Company's corporate website at http://www.u-store-it.com. The dial-in numbers are (800) 289-0496 for domestic callers, and (913) 981-5519 for international callers. The reservation number for both is 9883741. After the live webcast the call will remain available on U-Store-It's website. In addition, a telephonic replay of the call will be available through March 28, 2005. The replay dial-in number is (888) 203-1112. Please use reservation code 9883741.

    About U-Store-It Trust

    U-Store-It Trust is a self-administered and self-managed real estate investment trust focused on the ownership, operation, acquisition and development of self-storage facilities in the United States. The Company's self-storage facilities are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. According to the Self-Storage Almanac, U-Store-It Trust is the sixth largest owner and operator of self-storage facilities in the United States.

    Forward Looking Statements

    Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company's business plan; financing risks; the Company's ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or the self-storage industry in particular. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, which discuss these and other risks and factors that could cause the Company's actual results to differ materially from any forward-looking statements.

                     U-STORE-IT TRUST and ACQUIPORT/AMSDELL
                            CONDENSED BALANCE SHEETS
                            CONSOLIDATED AND COMBINED
                                December 31, 2004
                        (Unaudited) and December 31, 2003
                                ($ in Thousands)

                                            The Company   The Predecessor
                                          Dec. 31, 2004    Dec. 31, 2003
                                          --------------  ---------------

ASSETS

Storage facilities - net                  $      729,155  $       395,599
Cash                                              28,485            7,503
Other assets                                      18,234            9,117

TOTAL                                     $      775,874  $       412,219

LIABILITIES AND SHAREHOLDERS' AND
 OWNERS' EQUITY
Loans payable                             $      380,496  $       271,571
Other liabilities                                 24,936            8,899
Minority interest                                 11,062                -
Shareholders' equity                             359,380                -
Owners' equity                                         -          131,749

TOTAL                                     $      775,874  $       412,219

                     U-STORE-IT TRUST and ACQUIPORT/AMSDELL
          CONDENSED CONSOLIDATED AND COMBINED STATEMENTS of OPERATIONS
                     ($ in Thousands, except per share data)

                                            THE COMPANY               THE PREDECESSOR
                                           -------------       -------------------------------
                                              For the           For the
                                               Period            Period             Three
                                             October 21,       October 1,           months
                                              2004 to            2004 to            ended
                                            December 31,        October 20,        December
                                               2004               2004            31, 2003
                                            (Unaudited)        (Unaudited)       (Unaudited)
                                           -------------       ------------    ---------------
REVENUES:

    Rental income                          $      21,314       $      4,602    $        19,860
    Other property related income                  1,452                228                978
        Total revenues                            22,766              4,830             20,838

OPERATING EXPENSES:
    Property operating expenses                    9,635              2,467              7,571
    Depreciation                                   5,800              1,219              4,739
    General and administrative                     4,254                  -                  -
    Management fees                                    -                264              1,110
        Total operating expenses                  19,689              3,950             13,420

OPERATING INCOME                                   3,077                880              7,418

OTHER INCOME (EXPENSE):
    Interest expense                              (4,428)            (2,347)            (3,541)
    Loan procurement amortization expense           (240)              (574)              (319)
    Early extinguishment of debt                  (7,012)                 -                  -
    Costs incurred to acquire
     management company                          (22,152)                 -                  -
    Other                                            (41)                 2                  6
        Total other expense                      (33,873)            (2,919)            (3,854)

INCOME (LOSS) FROM CONTINUING OPERATIONS         (30,796)            (2,039)             3,564

  BEFORE MINORITY INTEREST MINORITY
   INTEREST                                          898                  -                  -

NET INCOME (LOSS) BEFORE DISCONTINUED
 OPERATIONS                                      (29,898)            (2,039)             3,564

DISCONTINUED OPERATIONS
    Income from operations                             -                  -                (42)
    Gain on sale of storage
     facilities                                        -                  -              1,748
        Income from discontinued operations            -                  -              1,706

NET INCOME (LOSS)                          $     (29,898)      $     (2,039)   $         5,270

Basic and diluted loss per share           $       (0.80)

Weighted-average common shares
 outstanding - basic and fully diluted        37,477,920

                     U-STORE-IT TRUST and ACQUIPORT/AMSDELL
          CONDENSED CONSOLIDATED AND COMBINED STATEMENTS of OPERATIONS
                    ($ in Thousands, except per share data)

                                                  THE COMPANY          THE PREDECESSOR
                                                 ------------   ------------------------------
                                                    For the       For the
                                                    Period       Period
                                                  October 21,    January 1,         Twelve
                                                    2004 to        2004 to          months
                                                 December 31,    October 20,         ended
                                                     2004          2004             December
                                                  (Unaudited)    (Unaudited)        31, 2003
                                                 ------------   ------------   ---------------
REVENUES:
    Rental income                                $     21,314   $     65,631   $        76,898
    Other property related income                       1,452          3,211             3,916
        Total revenues                                 22,766         68,842            80,814

OPERATING EXPENSES:
    Property operating expenses                         9,635         26,031            28,096
    Depreciation                                        5,800         16,528            19,494
    General and administrative                          4,254              -                 -
    Management fees                                         -          3,689             4,361
        Total operating expenses                       19,689         46,248            51,951

OPERATING INCOME                                        3,077         22,594            28,863

OTHER INCOME (EXPENSE):
    Interest expense                                   (4,428)       (19,385)          (15,128)
    Loan procurement amortization expense                (240)        (5,727)           (1,015)
    Early extinguishment of debt                       (7,012)             -                 -
    Costs incurred to acquire
     management company                               (22,152)             -                 -
    Other                                                 (41)            69                12
        Total other expense                           (33,873)       (25,043)          (16,131)

INCOME (LOSS) FROM CONTINUING OPERATIONS              (30,796)        (2,449)           12,732

  BEFORE MINORITY INTEREST MINORITY INTEREST              898              -                 -

NET INCOME (LOSS) BEFORE DISCONTINUED
 OPERATIONS                                           (29,898)        (2,449)           12,732

DISCONTINUED OPERATIONS
    Income from operations                                  -              -               171
    Gain on sale of storage facilities                      -              -             3,329
        Income from discontinued operations                 -              -             3,500

NET INCOME (LOSS)                                $    (29,898)  $     (2,449)  $        16,232

Basic and diluted loss per share                 $      (0.80)

Weighted-average common shares
 outstanding - basic and fully diluted             37,477,920

               NON-GAAP FINANCIAL MEASURES - COMPUTATION OF FUNDS
                          FROM OPERATIONS (FFO) (1) (2)

                  ($ in thousands, except per share/unit data)

                                                  THE COMPANY          THE PREDECESSOR
                                                 ------------   --------------------------------
                                                   For the          For the
                                                   Period            Period           Three
                                                 October 21,      October 1,         months
                                                  2004 to           2004 to          ended
                                                 December 31,     October 20,       December
                                                     2004             2004          31, 2003
                                                 ------------    ------------    ---------------
NET INCOME (LOSS)                                $    (29,898)   $     (2,039)   $         5,270

Minority interest                                        (898)              -                  -
Depreciation                                            5,800           1,219              4,739
Gain on sale of storage facilities                          -               -             (1,748)
Depreciation of real estate included
 in discontinued operations                                 -               -                172

FFO - operating partnership                      $    (24,996)   $       (820)   $         8,433
FFO - attributable to common
 shareholders                                    $    (24,263)
FFO per unit - operating partnership             $      (0.65)
FFO per share - basic and diluted -
 attributable to common shareholders             $      (0.65)

COMPUTATION OF FFO, ADJUSTED (3)

FFO                                              $    (24,996)   $       (820)   $         8,433
Costs incurred to acquire management
 company                                               22,152               -                  -
Early extinguishment of debt                            7,012               -                  -
Share compensation expense                              2,350               -                  -

 FFO, adjusted - operating partnership           $      6,518    $       (820)   $         8,433
 FFO, adjusted - attributable to common
  shareholders                                   $      6,327
 FFO, adjusted per unit - operating
  partnership                                    $       0.17
 FFO, adjusted per share - primary and
  diluted - attributable to common
  shareholders                                   $       0.17

(1) Funds from Operations ("FFO"), is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts, which the Company refers to as the White Paper. The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

(2) Given the nature of its business as a real estate owner and operator, the Company believes that FFO is helpful to investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of its financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of its liquidity, and is not indicative of funds available to fund its cash needs, including its ability to make distributions. The Company's computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definitions differently than the Company does.

(3) Supplementally, the Company discloses FFO, as adjusted, excluding the following initial public offering charges: costs incurred to acquire the management company, loss from early extinguishment of debt related to various term loans paid off at the IPO and a share compensation charge to record the value of shares issued to certain executive officers with no vesting or forfeiture requirements. The Company discloses this FFO, as adjusted, due to the significance and singular nature or these costs. All of these costs were incurred in connection with the Company going public and are therefore result from an unusual and infrequent material event. Given the significance of these costs (the amounts affect earnings by a material amount); the Company believes it is essential to a reader's understanding of the Company's results of operations to emphasize their impact on the Company's FFO. The adjusted FFO is not and should not be considered alternative to net income or cash flows from operating, investing, or financing activities as defined by GAAP.

     Contact:                                 Investors/Media:
     U-Store-It Trust                         The Ruth Group
     Steven G. Osgood                         Stephanie Carrington/Jason Rando
     President & Chief Financial Officer      (646) 536-7017 / 7025
     (440) 234-0700                           scarrington@theruthgroup.com
                                              jrando@theruthgroup.com

SOURCE  U-Store-It Trust

    -0-                             03/14/2005
    /CONTACT: Steven G. Osgood, President & Chief Financial Officer of U-Store-It Trust, +1-440-234-0700; Investors-Media: Stephanie Carrington, +1-646-536-7017, scarrington@theruthgroup.com, or Jason Rando,
+1-646-536-7025, jrando@theruthgroup.com, both of The Ruth Group, for U-Store-It Trust/
    /Web site:  http://www.u-store-it.com